[COMPANY LETTERHEAD]

Exhibit 23.10

June 15, 2007

Wuxi PharmaTech (Cayman) Inc

288 Fute Zhong Road

Waigaoqiao Free Trade Zone

Shanghai 200131, PRC

CONSENT OF MERCK & CO.

Merck & Co. (the “Company”) hereby consents to the references to the Company’s name in Wuxi PharmaTech (Cayman) Inc.’s Registration Statement on Form F-1 to be filed with the U.S. Securities and Exchange Commission. The Company also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

MERCK & CO.

/s/ Sally Macaluso
Name:	Sally Macaluso
Title:	Senior Director